UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 24, 2023
Date of Report (Date of earliest event reported)

NU SKIN ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-12421	87-0565309
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

75 West Center Street Provo, Utah 84601
(Address of principal executive offices and zip code)

(801) 345-1000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $.001 par value	NUS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Nu Skin Enterprises, Inc. (the “Company”) filed a Current Report on Form 8-K on March 30, 2023, reflecting the resignation of Mark H. Lawrence as Chief Financial Officer and the appointment of James D. Thomas as Interim Chief Financial Officer while the Company conducted a search for a permanent CFO.

On July 24, 2023, following a search that included internal and external candidates, the Company’s Board of Directors appointed James D. Thomas as Executive Vice President and Chief Financial Officer on a permanent basis.

Mr. Thomas, age 45, joined the Company in 2010 and served as Interim CFO since March 2023 and as Senior Vice President and Chief Accounting Officer since 2019 until his appointment as CFO in July 2023. He previously served as Vice President of Finance and Accounting from 2017 until his promotion to Chief Accounting Officer. He also has served as Corporate Controller and as an Internal Auditor at the Company. Before joining the Company, he worked as an Assistant Controller of another publicly reporting company and served in the assurance practice at PricewaterhouseCoopers LLP. Mr. Thomas holds B.S. and Master of Accounting degrees from Utah State University.

On July 26, 2023, the Compensation and Human Capital Committee (the “Committee”) of the Company’s Board determined that Mr. Thomas’s annual salary will increase to $450,000 and his target bonus percentage will be 75% of salary. The Committee also approved a grant of time-based restricted stock units (“RSUs”) to Mr. Thomas having a grant value of $250,000 and performance-based restricted stock units (“PRSUs”) having a grant value of $250,000. The RSUs will vest 25% in August of each of 2024, 2025, 2026 and 2027, and the PRSUs will vest, if at all, in three tranches based on the Company’s earnings per share in 2023, 2024 and 2025, respectively, with vesting occurring in August following each respective performance year. In addition, Mr. Thomas will participate in the Company’s Executive Severance Policy.

Mr. Thomas does not have a family relationship with any of the Company’s directors or executive officers, and the Company does not have any reportable related-person transactions involving Mr. Thomas. Other than as described herein, there are no arrangements or understandings between Mr. Thomas and any other person pursuant to which Mr. Thomas was selected as CFO.

A copy of the related press release, which the Company issued on July 27, 2023, is attached as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Nu Skin Enterprises’ press release dated July 27, 2023, regarding CFO appointment.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NU SKIN ENTERPRISES, INC.
(Registrant)

/s/ James D. Thomas
James D. Thomas
Chief Financial Officer
Date: July 27, 2023